Exhibit 10.1
AMENDMENT NO. 2
TO
SECOND AMENDED AND RESTATED ADVISORY AGREEMENT
OF
RW HOLDINGS NNN REIT, INC.
This Amendment No. 2 (“Amendment”) to the Second Amended and Restated Advisory Agreement, effective as of August 11, 2017 (the “Agreement”) between and among RW Holdings NNN REIT, Inc. (the “NNN”), Rich Uncles NNN REIT Operator, LLC (the “Advisor”) and BrixInvest, LLC (the “Sponsor”), is hereby entered into as of this 9th day of August, 2019 (the “Effective Date”).
RECITALS
WHEREAS, the Agreement is currently scheduled to expire on August 11, 2019;
WHEREAS, the Board of Directors of NNN, including its Independent Directors have approved the renewal of the Agreement until December 31, 2019, subject to the execution and delivery of this Amendment which provides for eliminating the Subordinated Participation Fee (as such term is defined in the Agreement pre-Amendment); and
WHEREAS, the execution and delivery of this Amendment has been duly authorized by each of the Board of Directors of NNN, the Sole Manager and Member of the Advisor and the Board of Managers of the Sponsor which have consented to the Amendment and authorized the execution and delivery of this Consent by the Manager.
AMENDMENT
The Agreement is hereby amended as follows:
1. Section 9. (g) Subordinated Participation Fee is hereby deleted from the Agreement together with any and all references to “Subordinated Participation Fee” appearing elsewhere in the Agreement.
IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the Effective Date.

NNN: RW Holdings NNN REIT, Inc. By /s/ RAYMOND J. PACINI Raymond J. Pacini Chief Financial Officer	ADVISOR: Rich Uncles NNN REIT Operator, LLC By BrixInvest, LLC, its Sole Manager and Member By /s/ AARON S. HALFACRE Aaron S. Halfacre Manager	SPONSOR: BrixInvest, LLC By /s/ AARON S. HALFACRE Aaron S. Halfacre Manager